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                                                                           EXHIBIT 12.1
                                                                                 Page 1


                                        OHIO EDISON COMPANY
                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                       Year Ended December 31,
                                           ---------------------------------------------
                                           1993      1994      1995      1996      1997
                                           ----      ----      ----      ----      ----
                                                       (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items      $ 24,523  $303,531  $317,241  $315,170  $293,194
  Interest and other charges, before
   reduction for amounts capitalized       285,169  283,849   273,719   255,572   250,920
  Provision for income taxes                32,431  188,886   199,307   201,295   187,805
  Interest element of rentals
   charged to income (a)                   104,700  108,463   111,534   114,093   117,409
                                         --------- --------  --------  --------  --------
    Earnings as defined                   $446,823 $884,729  $901,801  $886,130  $849,328
                                         ========= ========  ========  ========  ========
FIXED CHARGES AS DEFINED IN
 REGULATION S-K:
  Interest on long-term debt              $262,861 $259,554  $243,570  $211,935  $204,285
  Other interest expense                    16,445   18,931    22,944    28,211    31,209
  Subsidiaries' preferred
   stock dividend requirements               5,863    5,364     7,205    15,426    15,426
  Adjustment to subsidiaries'
   preferred stock dividends
   to state on a pre-income
   tax basis                                 7,659    3,294     2,956     2,910     2,918
  Interest element of rentals
    charged to income (a)                  104,700  108,463   111,534   114,093   117,409
                                          -------- --------  --------  --------  --------
    Fixed charges as defined              $397,528 $395,606  $388,209  $372,575  $371,247
                                          ======== ========  ========  ========  ========
CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES (b)                          1.12     2.24      2.32      2.38      2.29
                                              ====     ====      ====      ====      ====

-------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $8,565,000, $7,424,000, $6,315,000, $5,093,000 and $3,828,000 for each of the five years ended December 31, 1997, respectively.

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                                                                                EXHIBIT 12.1
                                                                                      Page 2

                                         OHIO EDISON COMPANY
                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                    PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                     Year Ended December 31,
                                           ---------------------------------------------
                                           1993        1994       1995        1996        1997
                                           ----        ----       ----        ----        ----
                                                         (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items      $ 24,523    $303,531    $317,241    $315,170    $293,194
    Interest and other charges,
     before reduction for amounts
     capitalized                          285,169     283,849     273,719     255,572     250,920
  Provision for income taxes               32,431     188,886     199,307     201,295     187,805
  Interest element of rentals
   charged to income (a)                  104,700     108,463     111,534     114,093     117,409
                                         --------    --------    --------    --------    --------
    Earnings as defined                  $446,823    $884,729    $901,801    $886,130    $849,328
                                         ========    ========    ========    ========    ========

FIXED CHARGES AS DEFINED IN
REGULATION S-K PLUS PREFERRED
AND PREFERENCE STOCK DIVIDEND
REQUIREMENTS(PRE-INCOME TAX BASIS):
  Interest on long-term debt             $262,861    $259,554    $243,570    $211,935    $204,285
  Other interest expense                   16,445      18,931      22,944      28,211      31,209
  Preferred and preference stock
   dividend requirements                   29,570      27,043      29,699      27,923      27,817
  Adjustment to preferred and
   preference stock dividends
   to state on a pre-income tax basis      38,265      16,444      16,745      10,542      10,503
  Interest element of rentals
   charged to income (a)                  104,700     108,463     111,534     114,093     117,409
                                         --------    --------    --------    --------    --------
    Fixed charges as defined plus
     preferred and preference
     stock dividend requirements
    (pre-income tax basis)               $451,841    $430,435    $424,492    $392,704    $391,223
                                         ========    ========    ========    ========    ========

CONSOLIDATED RATIO OF EARNINGS TO
FIXED CHARGES PLUS PREFERRED AND
PREFERENCE STOCK DIVIDEND REQUIREMENTS
PRE-INCOME TAX BASIS) (b)                    0.99(c)     2.06        2.12        2.26       $2.17
                                             ====        ====        ====        ====       =====

---------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $8,565,000, $7,424,000, $6,315,000, $5,093,000 and $3,828,000 for each of the five years ended December 31, 1997, respectively.
(c) Earnings as defined were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements (pre-income tax basis).

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